UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 30, 2014, Freeport-McMoRan Copper & Gold Inc. (“FCX”), PT Freeport Indonesia, a subsidiary of FCX, and Freeport-McMoRan Oil & Gas LLC, a subsidiary of FCX, as borrowers (the “Borrowers”), JPMorgan Chase Bank, N.A., as administrative agent and the swingline lender (the “Administrative Agent”), Bank of America, N.A., as syndication agent (the “Syndication Agent”), BNP Paribas, Citibank, N.A., HSBC Bank USA, National Association, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents (the “Co-Documentation Agents”) and each of the lenders and issuing banks party thereto entered into the First Amendment dated as of May 30, 2014 (the “First Amendment”), to the Revolving Credit Agreement dated as of February 14, 2013 (as amended, the “Revolving Credit Facility”), among the Borrowers, the Administrative Agent, the Syndication Agent and the Co-Documentation Agents, and each of the lenders and issuing banks party thereto.

The material changes made pursuant to the First Amendment included (1) extending the maturity date of the Revolving Credit Facility by one year, from May 31, 2018 to May 31, 2019, and (2) increasing the principal amount of the Revolving Commitments (as defined in the Revolving Credit Facility) by $1,000,000,000 to an aggregate principal amount available of $4,000,000,000.

For additional information about the Revolving Credit Facility, refer to Note 8 to the consolidated financial statements in FCX’s Annual Report on Form 10-K for the year ended December 31, 2013.

As of May 30, 2014, there were borrowings of $435 million and $46 million of letters of credit issued under the Revolving Credit Facility, resulting in availability of approximately $3.5 billion, of which $1.5 billion could be used for additional letters of credit.

The Administrative Agent and its respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for FCX and its affiliates in the ordinary course of business for which the Administrative Agent has received or will receive customary fees and expenses.

The foregoing summary of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the First Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 which is incorporated herein by reference.

9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ Kathleen L. Quirk
----------------------------------------
Kathleen L. Quirk

Executive Vice President, Chief Financial Officer
and Treasurer
(authorized signatory and Principal Financial Officer)

Date: May 30, 2014

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

10.1
First Amendment dated as of May 30, 2014, to the Revolving Credit Agreement dated as of February 14, 2013, among Freeport-McMoRan Copper & Gold Inc., PT Freeport Indonesia and Freeport-McMoRan Oil & Gas LLC, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent and the swingline lender, Bank of America, N.A., as syndication agent, BNP Paribas, Citibank, N.A., HSBC Bank USA, National Association, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and each of the lenders and issuing banks party thereto.